Exhibit 21

September 11, 2013

To the Purchasers identified

on the signature pages hereto

RE:	Amendment No. 1 to Preferred Stock Subscription Agreement

Ladies and Gentlemen:

This Amendment No. 1 (this “Amendment”) is made to that certain Preferred Stock Subscription Agreement (the “Subscription Agreement”), dated as of May 25, 2012, by and among Lighting Science Group Corporation (the “Company”), RW LSG Holdings LLC (“Riverwood”) and the other Purchasers signatories thereto. This Amendment shall be effective with respect to each of the undersigned Purchasers upon execution by the Company and such Purchaser and the filing of the Restated Certificates of Designation (as defined below) with the Secretary of State of the State of Delaware (the later to occur of such events, the “Amendment Effective Date”).

The undersigned acknowledges that upon receipt of the requisite approval from the holders of the shares of Series H Convertible Preferred Stock and Series I Convertible Preferred Stock, respectively, the Company shall take all actions necessary to amend and restate the Series H Certificate of Designation, which amendment shall be substantially in the form attached hereto as Exhibit A (the “Restated Series H Certificate of Designation”), and to amend and restate the Series I Certificate of Designation, which amendment shall be substantially in the form attached hereto as Exhibit B (the “Restated Series I Certificate of Designation” and, together with the Restated Series H Certificate of Designation, collectively, the “Restated Certificates of Destination”).

In consideration of the premises and covenants set forth herein and other good and valuable consideration, including without limitation the amendments to be effected by the Restated Certificates of Designation, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Interpretation. All capitalized terms used herein shall have the meanings assigned thereto in the Subscription Agreement, unless otherwise defined herein.

2.	Amendments to Subscription Agreement.

a.	Additional Definitions. As used herein, the following terms shall have the meanings given to them below, and the Subscription Agreement is hereby amended to include the following definitions:

“Amendment Effective Date” shall have the meaning set forth in Amendment No. 1 to this Agreement dated September 11, 2013.

b.	Indemnification by the Company.

i.	Section 5(a) of the Subscription Agreement is hereby amended by appending the following to the end of such section:

“NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, EACH PURCHASER HEREBY WAIVES, SOLELY ON BEHALF OF ITSELF, ITS SUCCESSORS AND ITS ASSIGNS, ANY RIGHT TO BRING ANY ACTION, SUIT, PROCEEDING OR CLAIM FOR ANY LOSS RELATED TO OR ARISING FROM ANY PAST, PRESENT OR FUTURE BREACH OF THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY SET FORTH IN THIS AGREEMENT, WITH THE EXCEPTION OF THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTIONS 2(a) (ORGANIZATION), 2(b) (POWER), 2(c) (SUBSIDIARIES), 2(d)(i) (AUTHORIZATION), 2(e) (CAPITAL), 2(g) (CAPITALIZATION), 2(m) (LITIGATION), 2(r) (TAX MATTERS) AND 2(t) (INTELLECTUAL PROPERTY) OF THIS AGREEMENT.”

ii.	Section 5(c) of the Subscription Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Survival. The representations and warranties of the parties set forth in this Agreement and the other Transaction Documents shall survive for a period beginning on May 25, 2012 and ending on the Amendment Effective Date and thereafter shall be of no further force or effect; provided, that the representations and warranties set forth in: (A) Section 2(m) (Litigation) shall survive for a period of eighteen (18) months following the Closing; (B) Sections 2(r) (Tax Matters) and 2(t) (Intellectual Property) shall survive for the applicable period of the statute of limitations; and (C) Sections 2(a) (Organization), 2(b) (Power), 2(c) (Subsidiaries), 2(d)(i) (Authorization), 2(e) (Capital), and 2(g) (Capitalization) shall survive indefinitely (or if indefinite survival is not permitted by Law, then for the maximum period permitted by applicable Law). Following the expiration of the periods set forth above with respect to any particular representation or warranty, no party hereto shall have any further liability with respect to such representation or warranty. Except as set forth herein, all of the covenants, agreements and obligations of the parties hereto shall survive the Closing indefinitely (or if indefinite survival is not permitted by Law, then for the maximum period permitted by applicable Law). A claim for indemnification related to a breach of any of the representations and warranties becomes barred if not filed or noticed during the survival period; and the parties hereto intend to shorten (in the case of limited survival provisions) the applicable statute of limitations. Anything herein to the contrary notwithstanding, any claim for indemnification that is asserted by written notice within the survival period shall survive until resolved pursuant to a final non-appealable judicial determination or a written agreement between the Company and the applicable Purchaser(s) who has made such indemnification claim.”

3.	Except as specifically amended herein, the Subscription Agreement shall continue in full force and effect in accordance with its original terms.

4.	This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Delivery of executed counterparts of this Amendment by telecopy or by e-mail transmission of an Adobe portable document file (also known as a “PDF” file) shall be effective as originals. This Amendment shall be governed by the internal laws of the State of New York.

*        *        *         *        *

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the Amendment Effective Date.

COMPANY:

LIGHTING SCIENCE GROUP CORPORATION

By:	/s/ Thomas C. Shields
	Name:	Thomas C. Shields
	Title:	Chief Financial Officer

Signature Page to Amendment to Preferred Stock Subscription Agreement

PURCHASERS:

RW LSG HOLDINGS LLC

By:	Riverwood Capital Management L.P.,
its Managing Member

By:	Riverwood Capital Management Ltd.,
its General Partner

By:	Riverwood Capital GP Ltd.,
its General Partner

By:	/s/ Jeffrey Parks
	Name:	Jeffrey Parks
	Title:	Managing Director

Signature Page to Amendment to Preferred Stock Subscription Agreement

VANTAGEPOINT CLEANTECH PARTNERS II, L.P.

By: VantagePoint CleanTech Associates II, L.P.

By: VantagePoint CleanTech Management, Ltd.

By:	/s/ Alan E. Salzman
	Name:	Alan E. Salzman, Chief Executive Officer

Signature Page to Amendment to Preferred Stock Subscription Agreement

VANTAGEPOINT VENTURE PARTNERS 2006 (Q), L.P.

By:	VantagePoint Venture Associates 2006, L.L.C.

By:	/s/ Alan E. Salzman
	Name:	Alan E. Salzman, Managing Member

Signature Page to Amendment to Preferred Stock Subscription Agreement

KINGSBROOK OPPORTUNITIES MASTER FUND LP

By:	Kingsbrook Opportunities GP LLC
its general partner

By:	/s/ Scott A. Walker
	Name:	Scott A. Walker
	Title:	Managing Member

Signature Page to Amendment to Preferred Stock Subscription Agreement

TROPHY HUNTER INVESTMENTS, LTD.

By:	/s/ Steven Van Dyke
	Name:	Steven Van Dyke
Title:

Signature Page to Amendment to Preferred Stock Subscription Agreement

BHR MASTER FUND, LTD.

By:	/s/ William Brown
	Name:	William Brown
	Title:	President

Signature Page to Amendment to Preferred Stock Subscription Agreement

BHR OC MASTER FUND, LTD.

By:	/s/ William Brown
	Name:	William Brown
	Title:	President

Signature Page to Amendment to Preferred Stock Subscription Agreement